EXHIBIT 2

                                 AGREEMENT OF MERGER

               AGREEMENT OF MERGER ("Agreement") dated as of August 25, 1994 by and between Petroleum Helicopters, Inc., a Delaware corporation ("PHI Delaware") and Petroleum Helicopters, Inc., a Louisiana corporation ("PHI Louisiana"). PHI Delaware and PHI Louisiana are hereinafter sometimes collectively referred to as the "Constituent Corporations."

               WHEREAS, PHI Delaware, as the sole shareholder of PHI Louisiana, desires to effect a merger of PHI Delaware with and into PHI Louisiana pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Louisiana Business Corporation Law (the "LBCL");

               WHEREAS, the respective Boards of Directors of PHI Delaware and PHI Louisiana have determined that it is advisable and in the best interests of their respective corporations that PHI Delaware merge with and into PHI Louisiana upon the terms and subject to the conditions herein provided, and have, by resolutions duly adopted, approved this Agreement and authorized it to be executed by the undersigned officers and directed that it be submitted to a vote of the stockholders of PHI Delaware and the sole stockholder of PHI Louisiana;

               WHEREAS, the merger of the Constituent Corporations is intended to be a reorganization as defined in Section 368 of the Internal Revenue Code of 1986, as amended, and this Agreement constitutes a plan of reorganization.

               In consideration of the mutual  agreements  herein contained and for other good and valuable consideration, the parties agree that PHI Delaware shall be merged with and into PHI Louisiana and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as hereinafter set forth.

                                ARTICLE 1.  The Merger

               1.1 Merger. (a) Subject to receipt of the approvals of this Agreement specified in Section 3.1 hereof, and in accordance with the DGCL and the LBCL, at the Effective Time (as defined in Section 1.4 hereof), PHI Delaware shall be merged with and into PHI Louisiana (the "Merger"), with PHI Louisiana to be the surviving corporation (the "Surviving Corporation").

                    (b) Upon consummation of the Merger, (i) the separate existence of PHI Delaware shall cease, and (ii) the Merger shall have the effects provided for herein and in Section 115 of the LBCL and Section 259 of the DGCL.

               1.2 The Closing. The Closing of the Merger contemplated hereby will take place at the offices of PHI Delaware, 5728 Jefferson Highway, New Orleans, Louisiana, on a mutually agreeable date as soon as practicable following satisfaction of the conditions set forth in Section 3.1 hereof or, if no date has been agreed to, on any date specified by either party to the other upon ten days notice following satisfaction of such conditions. The date on which the Closing occurs is herein called the "Closing Date." At the Closing (a) PHI Delaware and PHI Louisiana shall each provide to the other such proof of the receipt of stockholder approval as the other party may reasonably request, (b) the appropriate officers of PHI Delaware and PHI Louisiana shall certify, execute and acknowledge this Agreement in the manner required by law and shall execute, deliver and acknowledge duplicate originals of the certificate of merger in the form attached as Appendix A hereto (the "Certificate of Merger") and (c) the parties shall take such further action as is required to consummate the transactions contemplated by this Agreement.

               1.3 Filing of Certificate of Merger. Immediately following the execution, delivery and acknowledgment of duplicate originals of the Certificate of Merger, one duplicate original shall be delivered to the Secretary of State of Delaware for filing and recordation in the manner required by law, and, immediately thereafter, a second duplicate original shall be delivered to the Secretary of State of Louisiana for filing and recordation in the manner required by law. A certified copy of the Certificate of Merger shall be recorded in the office of the recorder of the county in the State of Delaware in which the registered office of PHI Delaware is located, and a duplicate original of the certificate of merger issued by the Secretary of State of Louisiana shall be filed for record in the Office of the Recorder of Mortgages of the parish in which PHI Louisiana has its registered office and in the Office of the Recorder of Conveyances of each parish in which PHI Delaware has immovable property.

               1.4 The Effective Date and Time. The Merger shall be effective at the date and time specified in the Certificate of Merger. The date on which and the time at which the Merger shall become effective is herein referred to as the "Effective Date" and "Effective Time," respectively.

               1.5 Additional Actions. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of PHI Delaware acquired or to be acquired by reason of, or as a result of, the Merger, or
          (b) otherwise carry out the purposes of this Agreement, PHI Delaware and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of PHI Delaware or otherwise to take any and all such action.

              ARTICLE 2.  Manner, Basis and Effect of Converting Shares

               2.1  Conversion of Shares.  At the Effective Time:

                    (a) Each share of voting common stock, par value $.08-1/3 per share, of PHI Delaware ("Delaware Voting Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of voting common stock, par value $.10 per share, of PHI Louisiana ("Louisiana Voting Common Stock");

                    (b) Each share of non-voting common stock, par value $.08-1/3 per share, of PHI Delaware ("Delaware Non-Voting Common Stock" and, together with the Delaware Voting Common Stock, the "Delaware Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of non-voting common stock, par value $.10 per share, of PHI Louisiana ("Louisiana Non-Voting Common Stock" and, together with the Louisiana Voting Common Stock, the "Louisiana Stock");

                    (c) Each share of Delaware Voting Common Stock held in the treasury of PHI Delaware immediately prior to the Effective Time shall by virtue of the Merger be converted into one fully paid and nonassessable share of Louisiana Voting Common Stock;

                    (d) Each share of Delaware Non-Voting Common Stock held in the treasury of PHI Delaware immediately prior to the Effective Time shall by virtue of the Merger be converted into one fully paid and nonassessable share of Louisiana Non-Voting Common Stock; and

                    (e) Each share of Louisiana Voting Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist.

               2.2 Effect of Conversion. At and after the Effective Time, each stock certificate that immediately prior to the Effective Time represented outstanding shares of Delaware Stock ("Delaware Stock Certificates") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Louisiana Stock into which the share of Delaware Stock represented by such certificates immediately prior to the Effective Time shall have been converted pursuant to Section 2.1 hereof. The registered owner of any Delaware Stock Certificate outstanding immediately prior to the Effective Time, as such owner appears in the books and records of PHI Delaware or its transfer agent immediately prior to the Effective Time, shall, until such certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting, dividend, distribution and all other rights with respect to the shares of Louisiana Stock into which the shares represented by any such certificate have been converted.

             ARTICLE 3.  Approval; Amendment; Termination; Miscellaneous

               3.1 Approval. This Agreement shall be submitted for approval to the stockholders of PHI Delaware at its 1994 annual meeting of stockholders and to PHI Delaware as the sole shareholder of PHI Louisiana. Consummation of the transactions contemplated by this Agreement shall be subject to, and controlled upon, the approval of the stockholders of both parties hereto.

               3.2 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations at any time prior to the Effective Time, except that after shareholder approval contemplated by
          Section 3.1 hereof, there shall be no amendments that (a) alter or amend the amount or kind of shares to be received by stockholders in the Merger, (b) alter or amend any term of the Articles of Incorporation of PHI Louisiana, or (c) alter or amend any of the terms and conditions of this Agreement if such alteration or amendment would adversely affect the holders of any class of stock of either of the Constituent Corporations.

               3.3 Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either PHI Louisiana or PHI Delaware, or both, notwithstanding approval of this Agreement by the sole shareholder of PHI Louisiana or the stockholders of PHI Delaware, or both.

               3.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute a single instrument.

               3.5 Registered Agent in Louisiana. The name and address of the registered agent in Louisiana upon whom any process, notice or demand against PHI Delaware or the Surviving Corporation may be served is:

                                   Robert D. Cummiskey, Jr.
                                   Petroleum Helicopters, Inc.
                                   5728 Jefferson Highway
                                   P.O. Box 23502
                                   New Orleans, Louisiana  70183

               3.6 Designated Agent in Delaware. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of PHI Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any suit or other proceedings; a copy of such process shall be mailed by the Delaware Secretary of State to:

                                   Robert D. Cummiskey, Jr.
                                   Petroleum Helicopters, Inc.
                                   5728 Jefferson Highway
                                   P.O. Box 23502
                                   New Orleans, Louisiana  70183

               IN WITNESS WHEREOF, PHI Delaware and PHI Louisiana have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                             PETROLEUM HELICOPTERS, INC.,
          Attest:                            a Delaware Corporation


          By: /s/Robert D. Cummiskey, Jr.    By: /s/ Carroll W. Suggs
             ____________________________       ___________________________
             Robert D. Cummiskey, Jr.               Carroll W. Suggs
                    Secretary                  Chairman of the Board and
                                                Chief Executive Officer


                                             PETROLEUM HELICOPTERS, INC.,
          Attest:                            a Louisiana Corporation


          By: /s/ Robert D. Cummiskey, Jr.   By: /s/ Carroll W. Suggs
             _____________________________      ___________________________
             Robert D. Cummiskey, Jr.               Carroll W. Suggs
                    Secretary                    Chairman of the Board,
                                                     President and
                                                 Chief Executive Officer

                              CERTIFICATE OF SECRETARIES


               The undersigned Secretary of Petroleum Helicopters, Inc., a Delaware corporation, and the undersigned Secretary of Petroleum Helicopters, Inc., a Louisiana corporation, hereby certify with respect to the corporation of which they serve in such capacity that this Agreement of Merger has been approved by the stockholders of such corporations in the manner required by law.

          Dated:  September 28, 1994  _______________________________________

                                              Robert D. Cummiskey, Jr.
                                      Secretary, Petroleum Helicopters, Inc.,
                                               a Delaware corporation


                                      _______________________________________
                                              Robert D. Cummiskey, Jr.
                                      Secretary, Petroleum Helicopters, Inc.,
                                              a Louisiana corporation


                               CERTIFICATE OF OFFICERS

               Pursuant to Section 112 of the Louisiana Business Corporation Law, the undersigned corporations have caused this Agreement of Merger to be executed by their respective duly authorized officer.

          Dated:  September 28,1994     PETROLEUM HELICOPTERS, INC.,
                                        a Delaware corporation


                                        By: /s/ John H. Untereker
                                           __________________________________
                                                 John H. Untereker
                                     Vice President and Chief Financial Officer


                                        PETROLEUM HELICOPTERS, INC.,
                                        a Louisiana corporation


                                        By: /s/ Carroll W. Suggs
                                            _________________________________
                                                    Carroll W. Suggs
                                            Chairman of the Board, President
                                              and Chief Executive Officer

                                    ACKNOWLEDGMENT

          STATE OF LOUISIANA

          PARISH OF JEFFERSON


               BEFORE ME, the undersigned, personally came and appeared John H. Untereker, the Vice President and Chief Financial Officer of Petroleum Helicopters, Inc., a Delaware corporation, and Carroll W. Suggs, the Chairman of the Board, President and Chief Executive Officer of Petroleum Helicopters, Inc., a Louisiana corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument, and being duly sworn, declared and acknowledged before me and the undersigned competent witnesses that they were each authorized to and executed the foregoing Agreement of Merger in such capacities on behalf of each such corporation for the purposes therein expressed and as their free act and deed.

               IN WITNESS WHEREOF, the witnesses and I have hereunto affixed our hands on this 28th day of September, 1994.


          WITNESSES:

          __________________________          ___________________________
                                                     NOTARY PUBLIC

          __________________________

                         CERTIFICATE OF OWNERSHIP AND MERGER

                                          of

                             PETROLEUM HELICOPTERS, INC.
                               (a Delaware corporation)

                                    with and into

                             PETROLEUM HELICOPTERS, INC.
                              (a Louisiana corporation)

          (filed pursuant to Section 253(a) of the General Corporation Law of the State of Delaware and pursuant to Section 112G(1)(a) of the Louisiana Business Corporation Law)


               In order to effect the merger of Petroleum Helicopters, Inc., a Delaware corporation ("PHI Delaware"), with and into Petroleum Helicopters, Inc., a corporation organized under the laws of the State of Louisiana on the 23rd day of August, 1994 ("PHI Louisiana"), PHI Delaware certifies pursuant to Section 253(a) of the General Corporation Law of the State of Delaware and the undersigned Vice President and Secretary of PHI Delaware certify pursuant to Section 112G(1)(a) of the Louisiana Business Corporation Law that:

               First: PHI Delaware was incorporated in accordance with the laws of the State of Delaware in 1949;

               Second: PHI Delaware owns all of the outstanding shares of each class of capital stock of PHI Louisiana;

               Third: On July 26, 1994, PHI Delaware's Board of Directors duly adopted the following resolutions:

                    RESOLVED,  that  the  Agreement  of  Merger   (the
               "Merger Agreement") by and between PHI and the Petroleum Helicopters, Inc., a Louisiana corporation and a wholly owned subsidiary of PHI (the "Louisiana Corporation"), is hereby approved in the form presented to the Board and PHI's Chairman and Chief Executive Officer is hereby authorized to execute and deliver the Merger Agreement on behalf of PHI in such form with those changes as she, in her sole discretion, shall deem necessary or appropriate;

                    FURTHER RESOLVED, that upon approval of the Merger
               Agreement by PHI's stockholders at PHI's next annual meeting of stockholders, PHI's Secretary is hereby authorized and directed to certify such fact on the Merger Agreement;

                    FURTHER RESOLVED, that upon  satisfaction  of  the
               conditions set forth in the Merger Agreement, PHI's Chairman and Chief Executive Officer and PHI's Vice President and Chief Financial Officer and all other appropriate officers of PHI are hereby authorized to execute, acknowledge, certify and file on behalf of PHI any certificates of merger required by law, including, without limitation, the Certificate of Ownership and Merger attached as Appendix A to the Merger Agreement;

                    FURTHER RESOLVED, that each of PHI's  Chairman and
               Chief Executive Officer and PHI's Vice President and Chief Financial Officer is hereby authorized to execute and deliver on behalf of PHI a consent by which PHI, acting in its capacity as the sole stockholder of the Louisiana Corporation, approves the Merger Agreement; and

                    FURTHER RESOLVED, that the appropriate officers of
               PHI are hereby authorized to take all other actions, to pay all expenses and costs and to execute and deliver, or cause to be executed and delivered, in the name of and on behalf of PHI all further agreements, certificates, instruments and documents, that they, in their sole discretion, deem to be necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement, including, without limitation, filing any notices or applications required under the "blue sky" laws of any jurisdiction and filing any letters of notification with the National Association of Securities Dealers, Inc. as may be required or requested;


               Fourth: The Merger Agreement, as approved by PHI Delaware's Board of Directors on July 26, 1994, includes the following provisions for the pro rata issuance of stock of PHI Louisiana to the holders of stock of PHI Delaware:

                    (1) Each share of voting common stock, par value $.08-1/3 per share, of PHI Delaware, issued and outstanding immediately prior to the time at which the Merger (as defined below) shall be effective (the "Effective Time"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of voting common stock, par value $.10 per share, of PHI Louisiana;

                    (2) Each share of non-voting common stock, par value $.08-1/3 per share, of PHI Delaware, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of non-voting common stock, par value $.10 per share, of PHI Louisiana;

                    (3) Each share of voting common stock, par value $.08-1/3 per share, of PHI Delaware, held in the treasury of PHI Delaware immediately prior to the Effective Time shall by virtue of the Merger be converted into one fully paid and nonassessable share of voting common stock, par value $.10 per share, of PHI Louisiana;

                    (4) Each share of non-voting common stock, par value $.08-1/3 per share, of PHI Delaware, held in the treasury of PHI Delaware immediately prior to the Effective Time shall by virtue of the Merger be converted into one fully paid and nonassessable share of non-voting common stock, par value $.10 per share, of PHI Louisiana; and

                    (5) Each share of voting common stock of PHI Louisiana, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist;


               Fifth: On September 28, 1994, the stockholders of PHI Delaware approved the merger of PHI Delaware with and into PHI Louisiana (the "Merger") in accordance with the requirements of
          Section 112 of the Louisiana Business Corporation Law and Section 253 of the General Corporation Law of the State of Delaware;

               Sixth: This certificate has been or will be filed with the Secretaries of State of the States of Delaware and Louisiana, and the Merger shall be effective under the laws of each respective state as of 11:00 a.m. C.D.S.T. on October 26, 1994, provided that this certificate has been filed with and recorded by the Secretary of State of the other respective state at or prior to such time; and

               Seventh: Under Section 3.6 of the Agreement of Merger dated as of August 25, 1994 by and between PHI Delaware and PHI Louisiana, PHI Louisiana has agreed that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of PHI Delaware, as well as for enforcement of any obligation of PHI Louisiana, and irrevocably appointed the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding and has specified the address to which a copy of such process shall be mailed by the Secretary of State of Delaware as follows:
          Robert D. Cummiskey, Jr., Petroleum Helicopters, Inc., 5728 Jefferson Highway, New Orleans, Louisiana 70123.

                                      **********


               IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed on this ___ day of September, 1994 by PHI Delaware, acting through its Chairman of the Board and Chief Executive Officer and by PHI Delaware's Vice President and Chief Financial Officer and PHI Delaware's Secretary.

                                        PETROLEUM HELICOPTERS, INC.,
          Attest:                       a Delaware Corporation



          By: ______________________    By: _______________________________

             Robert D. Cummiskey, Jr.               Carroll W. Suggs
                    Secretary                  Chairman of the Board and
                                                Chief Executive Officer




                                            _______________________________
                                                   John H. Untereker
                                     Vice President and Chief Financial Officer




                                            _______________________________
                                                Robert D. Cummiskey, Jr.
                                                       Secretary













                                  Signature page to
                         Certificate of Ownership and Merger
                of Petroleum Helicopters, Inc., a Delaware corporation
          with   and   into   Petroleum   Helicopters,  Inc.,  a  Louisiana
          corporation

                                    ACKNOWLEDGMENT

          STATE OF LOUISIANA

          PARISH OF JEFFERSON


               BEFORE ME, the undersigned, personally came and appeared Carroll W. Suggs, the Chairman of the Board and Chief Executive Officer, of Petroleum Helicopters, Inc., a Delaware corporation ("PHI Delaware"), John H. Untereker, PHI Delaware's Vice President and Chief Financial Officer and Robert D. Cummiskey, Jr., PHI Delaware's Secretary, known to me to be the persons and officers whose names are subscribed to the foregoing instrument, and being duly sworn, declared and acknowledged before me and the undersigned competent witnesses that they were each authorized to and executed the foregoing Certificate of Ownership and Merger in such capacities on behalf of PHI Delaware for the purposes therein expressed and as their free act and deed.

               IN WITNESS WHEREOF, the witnesses and I have hereunto affixed our hands on this ___ day of September, 1994.

          WITNESSES:


          _________________________         _______________________________
                                                     NOTARY PUBLIC

          _________________________